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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                  June 16, 2000

                             CELERITY SYSTEMS, INC.
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               (Exact Name of Registrant as Specified in Charter)

    Delaware                        0-23279                    52-2050585
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(State or Other                (Commission File              (IRS Employer
 Jurisdiction of                    Number)                Identification No.)
 Incorporation)

                            122 Perimeter Park Drive
                           Knoxville, Tennessee 37922
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                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number, including
                            area code:   (865) 539-5300
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                 (Former Address, if changed since last report)


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THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE
VARIOUS RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: CELERITY SYSTEM INC.'S ("CELERITY") HISTORY OF LOSSES AND NEED FOR FINANCING, MARKET DEMAND FOR CELERITY'S PRODUCTS, SUCCESSFUL IMPLEMENTATION OF CELERITY'S PRODUCTS, COMPETITIVE FACTORS, THE ABILITY TO RECRUIT ADDITIONAL PERSONNEL AND OTHER RISKS DETAILED FROM TIME TO TIME IN CELERITY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), INCLUDING, BUT NOT LIMITED TO, THOSE DESCRIBED UNDER THE CAPTION "DESCRIPTION OF BUSINESS - RISK FACTORS" IN CELERITY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999.

Item 5:  OTHER EVENTS

         The following disclosure is qualified in its entirety by the terms of the Kidston Subscription Agreement, WIT Agreement and nCube Reseller Agreement, attached hereto as exhibits 99.1 and 99.2, respectively.

KIDSTON FAMILY CORPORATION, LLC

         Celerity has received gross proceeds of $1,020,000 from a private placement consummated on June 16, 2000. Kidston Family Corporation, LLC ("Kidston"), the investor in the private placement, received 1,500,000 shares of Celerity's common stock at a purchase price of $.68 per share. The price per share was below the market price of Celerity's common stock at the time of issuance, it represented a twenty per cent discount from market at the time the initial discussions were held with the investor. Celerity will use the proceeds to advance its business activities and for working capital. Celerity agreed to file a registration statement covering the resale of the shares within ninety days from the closing date, and to apply commercially reasonable efforts to the aim of having the registration statement declared effective within one hundred ninety-five days from the closing date. In the event that the registration statement is not declared effective within one hundred ninety-five days, Celerity will pay damages to Kidston in the amount of two percent of the purchase price of the shares then outstanding, payable in cash or stock at Celerity's option, each month until the registration statement is declared effective or the shares may be sold by the investor pursuant to Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act").

WIT TECHNOLOGIES INC.

         On June 22, 2000, Celerity entered into a five-year agreement with WIT Technologies, Inc. whereby WIT agreed to purchase all of its requirements for set top boxes from Celerity, unless Celerity is unwilling or unable to fill an order. WIT is obligated to order a minimum of 500,000 set top boxes. If WIT fails to meet its minimum purchase obligation, it will pay liquidated damages to Celerity in the amount of $100,000. In addition, Celerity agreed to sell WIT up to three CTL 7000 digital video servers, as well as CTL 9500 digital video servers upon request, within one year. Celerity also agreed to provide WIT with a digital video server for up to one year for demonstration purposes. Celerity agreed that it will not sell any products or services to any entity introduced by WIT, other than through WIT.


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         Upon execution of this agreement, Celerity sold WIT 100,000 shares of common stock at $0.68 per share. Celerity has agreed to use commercially reasonable efforts to register the resale of such shares under the Securities Act as soon as practicable after the closing. In addition, Celerity has agreed to issue warrants to purchase up to one million shares of common stock for a period of five years from date of issue at market price less 15%, subject to stockholder approval if required. However, WIT is only entitled to purchase one warrant for 20,000 shares for each 10,000 digital set top boxes purchased.

nCUBE CORPORATION

         On June 27, 2000, Celerity entered into a two-year agreement with nCube Corporation whereby Celerity will be a non-exclusive reseller of nCube's equipment (which consists of computer hardware) and a sublicensor of nCube's software (which consists of licensed computer software, diagnostics and documentation). Celerity has agreed to purchase one demo and development system and, at its option, up to two additional systems at a 40% discount within thirty days. Celerity has also agreed to purchase an additional system within 12 months at the same discount for a total purchase commitment of approximately $50,000. Celerity is entitled to a 30% discount during the initial term of the agreement based upon a sales commitment of a minimum of five million dollars. There is no penalty if the minimum is not met.

Item 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

              (c)  Exhibits

                   99.1 Subscription Agreement, dated as of June 16, 2000, between Celerity Systems, Inc. and the Kidston Family Corporation, LLC (the "Kidston Subscription Agreement").

                   99.2 Agreement, dated June 22, 2000, between Celerity Systems, Inc. and WIT Technologies, Inc. (the "WIT Agreement").


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2000

                                  CELERITY SYSTEMS, INC.




                                  By: /s/ Kenneth D. Van Meter
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                                     Kenneth D. Van Meter
                                     President and Chief Executive Officer


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